UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

ATTIS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104

Milton, GA 30004

 (Address of principal executive offices)

(678) 580-5661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 26, 2018 Attis Industries Inc. (the “Company”) received a notification letter from Nasdaq indicating that the Company no longer complied with Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 (the “Third Quarter Form 10-Q”) with the Securities and Exchange Commission (the “SEC”), as well as the Company’s failure to timely file its Annual Report on Form 10-K for the yearly period ended December 31, 2018 (the “Form 10-K”) with the SEC. The Company previously submitted a plan to regain compliance with the Nasdaq Listing Rules to Nasdaq in connection with an earlier notice of non-compliance from Nasdaq. Nasdaq granted the Company until March 31, 2019 to regain compliance.

On April 17, 2019, the Company received a letter from Nasdaq (the “April Nasdaq Letter”) informing the Company that the Company did not meet the terms of the exception when it did not file the Third Quarter 10-Q or the Form 10-K by April 16, 2019. The Company intends to appeal Nasdaq’s determination and request an extended stay of suspension of trading of its securities on The Nasdaq Capital Market. The April Nasdaq Letter has no immediate effect on the listing or trading of the Company’s common stock.

Item 8.01 Other Events.

On April 23, 2019, the Company issued a press release with regard to the April Nasdaq Letter. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description
99.1	Press Release dated April 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATTIS INDUSTRIES INC.

Date: April 23, 2019	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

2